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                                                                      APPENDIX A

                              SUBADVISORY AGREEMENT
                        MADISON INVESTMENT ADVISORS, INC.
                            DATED: SEPTEMBER 1, 2002
                          AS AMENDED FEBRUARY 28, 2003


     The provisions of the Subadvisory Agreement among Atlas Advisers, Inc., Atlas Assets, Inc. (the "Company") and Madison Investment Advisors, Inc. apply to the following series of the Company:

     1.   Atlas Strategic Growth Fund

     2.   Atlas Balanced Fund

     IN WITNESS WHEREOF, the parties hereto have caused this Appendix A to the Subadvisory Agreement to be amended as of February 28, 2003 to add the following series of the Company:

     3.   Atlas American Enterprise Bond Fund



ATLAS ADVISERS, INC.                         MADISON INVESTMENT ADVISORS, INC.

/s/ W. Lawrence Key                          /s/ Frank E. Burgess
------------------------------------         ----------------------------
By:  W. Lawrence Key                         By:  Frank E. Burgess
Group Senior Vice President &                President
Chief Operating Officer



ATLAS ASSETS, INC.

/s/W. Lawrence Key
-----------------------------------
By:  W. Lawrence Key
Group Senior Vice President &
Chief Operating Officer


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                                                                      APPENDIX B

                              SUBADVISORY AGREEMENT
                        MADISON INVESTMENT ADVISORS, INC.

                                  FEE SCHEDULE
                            DATED: SEPTEMBER 1, 2002
                          AS AMENDED FEBRUARY 28, 2003

                     For All Funds Identified in Appendix A


                    ANNUAL FEE - ATLAS STRATEGIC INCOME FUND
                             AND ATLAS BALANCED FUND

Subadvisory fee to be paid each month at the annual rate of:

         0.35% of the first $75,000,000 of net assets

         0.25% of net assets in excess of $75,000,000


                ANNUAL FEE - ATLAS AMERICAN ENTERPRISE BOND FUND

Subadvisory fee to be paid each month at the annual rate of:

         0.10% of net assets


     IN WITNESS WHEREOF, the parties hereto have caused this Appendix B to the Subadvisory Agreement to be amended as of February 28, 2003.



ATLAS ADVISERS, INC.                        MADISON INVESTMENT ADVISORS, INC.

/s/ W. Lawrence Key                         /s/ Frank E. Burgess
------------------------------------        ----------------------------
By:  W. Lawrence Key                        By:  Frank E. Burgess
Group Senior Vice President &               President
Chief Operating Officer



ATLAS ASSETS, INC.

/s/ W. Lawrence Key
---------------------------------
By:  W. Lawrence Key
Group Senior Vice President &
Chief Operating Officer